EXHIBIT 10.3 - Asset Purchase Agreement dated as of January 5, 2003 by and between Shutterport, Inc.Adelstein Productions, Inc.

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement"), dated as of January 5, 2003, is by and between Shutterport, Inc., a Florida corporation (the "Purchaser") and Adelstein Productions, Inc., a Florida corporation (the "Seller").

         The Seller owns the "Howdy Doody" Library, which includes 130 colored episodes of the "Howdy Doody" television show, where the principal photography was shot in the mid-1970's and the rights to duplicate, sell, market and broadcast said episodes (the "Purchased Assets"). The Purchaser desires to acquire from the Seller, and the Seller desires to sell, convey, transfer, assign and deliver to the Purchaser the Purchased Assets.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the Purchaser, the Seller agrees as follows:

                                    ARTICLE I

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 Purchase and Sale of Assets. On the terms and subject to the conditions herein set forth, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey, assign and deliver to the Purchaser and the Purchaser shall purchase the Purchased Assets, all as more fully set forth on
Schedule 1.1 hereto.

         1.2 Method of Conveyance The sale, transfer, conveyance and assignment by the Seller of the Assets to the Purchaser substantially in accordance with
Section 1.1 hereto shall be effected on the Closing Date (as hereinafter defined) by the Seller's execution and delivery to the Purchaser of the Bill of Sale in the form attached hereto as Exhibit A (the "Bill of Sale"). At the Closing, all of the Purchased Assets shall be transferred by the Seller to the Purchaser free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever except as set forth in this Agreement.

         1.3 No Assumption of Liabilities. The Purchaser shall not assume or otherwise be responsible at any time for any liability, obligation, debt or commitment of the Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of the Seller (a) incident to, arising out of or incurred with respect to this Agreement and the transactions contemplated hereby (including any and all sales, use, income or other taxes arising out of the transactions contemplated hereby) or (b) which otherwise arise or are asserted or incurred by reason of events, acts or transactions occurring, or the operation of the Seller's business prior to, on or after the Closing Date. The Seller expressly agrees to satisfy and discharge all liabilities, obligations, debts and commitments as the same shall become due.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. Upon the sale, transfer and conveyance to the Purchaser by the Seller of the Assets at the Closing (as hereinafter defined), and in consideration therefor, the Purchaser shall deliver to the Seller (the "Purchase Price"):

         (a) a note in the principal amount of Six Hundred Seventy Five Thousand Dollars ($675,000) in the form of Exhibit B - hereto (the "Note");

         (b) 40,000 shares of Common Stock as interest as provided in the Note (the "Interest Shares"); and

         (c) 200,000 shares of common stock of Purchaser (the "Shares").

         2.2 Offsets to the Purchase Price. The Purchaser may offset against the Note any direct out-of-pocket expenses paid by Purchaser, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. Purchaser will provide Seller documentation of such expenses.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller makes the following representations and warranties to the
Purchaser:

         3.1 Corporate Organization, etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

         3.2 Authorization, Etc. The Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and the shareholders of the Seller and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by the Seller constitute the legal, valid and binding obligations of the Seller enforceable in all material respects against the Seller.

         3.3 No Violation. The execution and delivery by the Seller of this Agreement, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller do not and will not, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien (as defined in Section 13.3) upon the Assets,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or Authority (as defined in Section 13.3) pursuant to, the charter or bylaws of the Seller or any Regulation (as defined in Section 13.3), Order (as defined in Section 13.3) or Contract (as defined in Section 13.3) to which the Seller is subject. The Seller will comply in all material respects with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         3.4 Ownership of Assets. The Seller has good, valid and marketable title to the Purchased Assets, free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, or other restrictions or charges whatsoever.

         3.5 Contracts. Schedule 3.5 contains a true and complete list of all Agreements related to or involving the Purchased Assets or by which the Seller is subject or bound in any respect relating to the Purchased Assets, including, without limiting the generality of the foregoing, any and all: contracts and agreements for the purchase, sale or lease of inventory, goods, materials, equipment, hardware, supplies or other personal property, or for the performance or furnishing of services; contracts and agreements for the sale or lease of products or the furnishing of services for which the Seller has received payment in advance of delivering such products or furnishings such services and have not yet delivered such products or furnished such services; joint venture, partnership or other contracts, agreements or arrangements involving the sharing of profits; agreements containing any covenant or covenants which purport to limit the ability or right of the Seller or any other person or entity to engage in any aspects of the Business or compete in any aspect of the Business with any person or entity; agreements, contracts or arrangements pursuant to which the Seller has been appointed as a distributor or sales agent by any third party; and licenses, sub-licenses and other contracts and agreements to which the Seller is a party or otherwise subject.

         A complete and accurate copy of each written contract, agreement and other document or relationship identified on Schedule 3.5 has been delivered or made available to the Purchaser. Except as set forth on Schedule 3.5, neither Seller is in breach or default of under any of the Agreements and, to the best knowledge of the Seller, no occurrence or circumstance exists which constitutes (with or without the giving of notice or the lapse of time or both) a breach or default by the other party thereto. The Seller has not been notified or advised by any party to an Agreement of such party's intention or desire to terminate or modify any such contract or agreement.

         3.6 Litigation. There is no Claim (as defined in Section 13.3) pending or, to the best knowledge of the Seller threatened against the Seller which would prevent the Seller from entering into or performing its obligations under this Agreement, or which, if adversely determined, would have a Material Adverse Effect on the Purchased Assets. Nor is there any Order (as defined in Section 13.3) outstanding against the Seller having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on the Purchased Assets.

         3.7 Compliance with Law and Applicable Government Regulations. The Seller is presently complying in all material respects of its operations, practices and property, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, Taxes, consumer protection, equal opportunity, health, sanitation, fire and occupational safety. There are no Claims pending, nor to the best knowledge of the Seller are there any Claims threatened, nor has the Seller received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Seller.

         3.8 Consents. There are no consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of the Seller to enable the Seller to enter into and carry out this Agreement in all material respects.

         3.9 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Seller.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         4.1 Corporate Organization, etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

         4.2 Authorization, Etc. The Purchaser has full corporate power and authority to enter into this Agreement and the agreements contemplated hereby and perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by the Purchaser constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with its terms. The Shares have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         4.3 No Violation. The execution, delivery and performance by the Purchaser of this Agreement and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the charter or bylaws of the Purchaser, or any Regulation to which the Purchaser is subject, or any Contract or Order to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.4 Governmental Authorities. The Purchaser has complied in all material respects with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the other agreements and the transactions contemplated hereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement, the other agreements and the transactions contemplated hereby, except as the Purchaser shall have obtained on or prior to the Closing Date.

         4.5 Litigation. There is no Claim pending or, to the best knowledge of the Purchaser threatened against the Purchaser which would prevent the Purchaser from entering into or performing its obligations under this Agreement, or which, if adversely determined, would have a Material Adverse Effect on the Purchaser. Nor is there any Order outstanding against the Purchaser having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on the Purchaser.

         4.6 Compliance with Law and Applicable Government Regulations. The Seller is presently complying in all material respects of its operations, practices and property, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, Taxes, consumer protection, equal opportunity, health, sanitation, fire and occupational safety. There are no Claims pending, nor to the best knowledge of the Seller are there any Claims threatened, nor has the Seller received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Seller.

         4.7 Acknowledgement of Rights. The Purchaser acknowledges that the Purchased Assets consist of the video, broadcast and CD-Rom rights only to the Howdy Doody library and that such Assets specifically do not include any copyright, merchandise and ancillary rights.

         4.8 Completion of Due Diligence. The Purchaser represents that it has performed all of its due diligence, including but limited to the agreements set forth on Schedule 3.5 hereto.

                                    ARTICLE V

                                     CLOSING

         5.1 Closing. Closing of the transactions contemplated by this Agreement (the "Closing") shall occur on January __, 2003 or on such other date as designated by the Purchaser, (the "Closing Date"), at the offices of the Purchaser.

         5.2 Closing Deliveries. At the Closing,

         (a) the Seller shall deliver or cause to be delivered to the Purchaser:

                  (i) the Purchased Assets;

                  (ii) the Bill of Sale; and

                  (iii) such other certified resolutions, documents and certificates as are required to be delivered by the Seller pursuant to the provisions of this Agreement.

         (b) The Purchaser shall deliver to the Seller:

                  (i) the Note;

                  (ii) the Shares;

                  (iii) the Interest Shares; and

                  (iv) such other certified resolutions, documents and certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

                                   ARTICLE VI

                     CONDITIONS TO THE SELLER'S OBLIGATIONS

                  Each and every obligation of the Seller under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Seller:

         6.1 Representations and Warranties True. The representations and warranties of Purchaser contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date.

         6.2 Performance. Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         6.3 Delivery of Purchase Price. Purchaser shall have executed and delivered the Purchase Price to Seller.

         6.4 Miscellaneous Closing Documents. At the Closing, the Purchaser shall deliver to the Seller the documents set forth in Section 5.2(b) above.

                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Purchaser:

         7.1 Representations and Warranties True. The representations and warranties contained in Article III hereof, the Schedules and in all certificates and other documents delivered and to be delivered by the Seller to Purchaser in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date.

         7.2 Performance. The Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         7.3 No Litigation or Injunction. On the Closing Date there shall be no Claim or Order directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Purchaser deems unacceptable in its sole discretion.

         7.4 Consents Obtained. Any consents referred to herein as are required to complete the transactions contemplated by this Agreement shall have been obtained.

         7.5 Miscellaneous Closing Documents. At the Closing, the Seller shall deliver to the Purchaser the documents set forth in Section 5.2(a) above.

                                  ARTICLE VIII

                             COVENANTS OF THE SELLER

         The Seller hereby covenant and agree with Purchaser:

         8.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Articles VI and VII).

         8.2 Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Purchaser reasonably may request in connection with the transactions contemplated hereby. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of government agencies, and third parties that it may be required to give, make, or obtain.

         8.3 Preservation of Assets. The Seller will keep the Purchased Assets intact.

         8.4 Full Access. The Seller will permit representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with normal business operations of the Seller, to all premises, properties, books, records, contracts, and documents pertaining to the Purchased Assets.

         8.5 Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any merger, consolidation, acquisition or purchase of securities or assets or similar transaction or business combination involving the Purchased Assets or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller will notify the Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         8.6 Taxes in Connection with the Sale of the Purchased Assets. In no event shall Purchaser be liable for any income, capital gain, franchise or other similar tax arising or imposed as a result of the sale of the Assets contemplated herein, and Seller shall pay all transfer, stamp and other similar taxes or governmental charges with respect to the herein contemplated sale of the Assets. Any sales taxes imposed on the sale of the Assets itself at Closing shall be the responsibility of the Seller.

                                   ARTICLE IX

                                  TERMINATION

         9.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

         (a) the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before the 30th day following the date of this Agreement by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); or

         (c) the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before the 60th day following the date of this Agreement by reason of the failure of any condition precedent under Section 6.2 hereof

(unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any party then in breach).

                                    ARTICLE X

                       SURVIVAL OF TERMS; INDEMNIFICATION

         10.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto.

         10.2 Purchaser Indemnification. The Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

         (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Seller hereunder;

         (b) Any and all liabilities of the Seller of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date, including, without limitation all liabilities for taxes of the Seller, including federal, state and local taxes, together with any interest or penalties thereon or related thereto, through the Closing Date. Any Taxes, penalties or interest attributable to the operations of the Seller payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable; or

         (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

         10.3 Seller Indemnification. The Seller and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Purchaser at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

         (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Purchaser hereunder;

         (b) Any and all liabilities of the Purchaser of any nature from the Closing Date, including, without limitation all liabilities for taxes of the Purchaser, including federal, state and local taxes, together with any interest or penalties thereon or related thereto. Any Taxes, penalties or interest attributable to the operations of the Purchaser payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable; or

         (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

         10.4 Payment of Indemnification. All amounts due under this Article VIII shall be paid promptly after such amounts are incurred. Seller's indemnification obligation shall be limited to $75,000 and may be offset against the Note as provided in Section 2.2 hereof and the Note.

         10.5 Survival. Each representation, warranty, covenant and obligation in this Agreement will survive the date hereof for a period of one year, except as set forth in the Note.

                                   ARTICLE XI

                            POST-CLOSING OBLIGATIONS

         11.1 Further Assurances. The Seller covenants and agrees with the Purchaser, its successors and assigns, that the Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement.

         11.2 Payment of Liabilities; Discharge of Liens.

         (a) The Seller shall satisfy and discharge as the same shall become due, all of its liabilities, obligations, debts and commitments including but not limited to tax liabilities of the Seller, except for liabilities for taxes being disputed by the Seller in good faith, which shall be satisfied and discharged upon resolution of any such dispute.

         (b) If following the Closing Date any other liens, encumbrances, mortgages, security interests, pledges, claims, or other restrictions or charges whatsoever arising out of acts or omissions of the Seller shall exist or be levied upon the Purchaser or the Assets, the Seller shall promptly notify the Purchaser and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge the same by bond or otherwise. If the Seller shall fail to discharge any such lien, encumbrance, mortgage, security interest, pledge, claim, or other restriction or charge, the Purchaser may do so, in which event the Seller shall pay to the Purchaser on demand the amount paid by the Purchaser together with the Purchaser's losses, and reasonable costs and expenses, including reasonable attorneys' fees and expenses.

                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1 Definitions. As used in this ARTICLE 12, the following defined terms shall mean:

         (a) The term "Registrable Securities" means the Shares, the Interest Shares and all other shares of Common Stock of Purchaser issued to Purchaser pursuant to this Agreement or resulting from a dividend or a stock split of such Common Stock.

         (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission ("SEC") a registration statement in compliance with the Securities Act of 1933 (the "Securities Act") and the declaration or ordering of the effectiveness of such registration statement or document.

         12.2 Company Registration.

         (a) Including Seller's Shares in a Company Registration. If at any time Purchaser shall determine to register any of its debt or equity securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of such securities to the general public (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto), Purchaser shall do the following:

                  (i) give Seller written notice at least ten (10) days before the initial filing of such registration (which shall include a list of the jurisdictions in which Purchaser intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration, any related qualification under blue sky laws and in any underwriting involved therein, all the Registrable Securities specified in Seller's written request or requests, made within five (5) days after the delivery to Seller of such written notice from Purchaser, except as set forth in SECTION 12.2(B).

         (b) Underwriter's Ability to Limit the Number of Registrable Securities Included in the Offering. To the extent a registration is an underwritten offering the right of Seller to registration pursuant to this SECTION 12.2 shall be conditioned upon Seller's participation in the underwriting to the extent provided in this Agreement. Seller shall not be required to make any representations or warranties to or agreements with Purchaser or the underwriter other than those relating to Seller and its intended methods of distribution. Notwithstanding any other provision of this SECTION 12.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares to be included in the registration and underwriting. The number of shares that may be included in the registration shall be allocated first to the Seller and then among any other participants in the offering.

                  (i) Seller's Right to Withdraw. If Seller, in its sole discretion, disapproves of the terms of any such underwriting, it may elect to withdraw from such underwriting by written notice to Purchaser and the underwriter. Upon such withdrawal, Seller's Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration or such other shorter period of time as the underwriter may require.

                  (ii) Company's Right to Withdraw. Purchaser shall have the right, in its sole discretion, to terminate or withdraw any registration initiated by it under this SECTION 12.2 prior to the effectiveness of such registration whether or not Seller has elected to include Shares in such registration. Nothing in this SECTION 12.2 shall create any liability on the part of Purchaser to Seller if Purchaser for any reason should decide either to terminate or withdraw such registration statement.

         12.3 Registration on Form S-3.

         (a) Seller's Request for S-3 Registration. At such time as Purchaser shall have qualified for the use of Form S-3 (or any similar form or forms promulgated under the Securities Act), Seller shall then have the right to request an unlimited number of registrations of at least $250,000, but no more than one (1) such registration every 12 months on Form S-3. Such request or requests shall be in writing, shall specify the Registrable Securities intended to be sold or disposed of by Seller, and shall state the intended method of disposition of Registrable Securities by Seller. Purchaser shall be obligated to use its best efforts to effect such registration or registrations on Form S-3.

         (b) Limitations on Purchaser's Obligation to Register. Anything in this Agreement to the contrary notwithstanding, Purchaser shall not be required to effect a registration pursuant to this SECTION 12.3, or file any post-effective amendment thereto:

                  (i) if in the opinion of counsel for Purchaser, Registrable Securities for which registration has been requested may be disposed of in the open market within a comparable time frame without registration pursuant to Rule 144(k) under the Securities Act and upon such disposition all legends on certificates representing such shares which restrict transfer under the Securities Act and applicable state securities laws may be removed from such certificates; or

                  (ii) unless Purchaser shall have received from Seller of all such information as Purchaser may reasonably request from Seller concerning Seller and its method of distribution of Registrable Securities to enable Purchaser to include in the registration statement all material facts required to be disclosed therein.

         12.4 Expenses of Registration.

         (a) Paid by Purchaser. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Purchaser, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by Purchaser, provided that Purchaser shall not be obligated to pay any underwriter fees or commissions with respect to Registrable Securities.

         12.5 Company's Obligations in Connection with Registration. (a) In the case of each registration effected by Purchaser pursuant to this Agreement, Purchaser shall keep Seller advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof. Purchaser shall:

         (a) keep such registration or qualification pursuant to SECTIONS 12.2 or 12.3 effective for the later of (i) a period of nine months or (ii) until Seller has completed any distribution described in the registration statement relating thereto, and (b) furnish at its expense such number of prospectuses and other documents incident thereto as Seller, from time to time, may reasonably request.

         (b) If and whenever Purchaser is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Purchaser will as promptly as is practicable:

                  (i) prepare and file with the SEC and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as Purchaser determines and for which Purchaser then qualifies;

                  (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities;

                  (iii) furnish to the Seller and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Seller or such underwriter may reasonably request;

                  (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement as early as possible;

                  (v) immediately notify the Seller in writing (A) upon the filing of a registration statement relating to Registrable Securities, (B) upon the effectiveness of such registration statement, (C) upon the issuance of any order or notice suspending the effectiveness of such registration statement or the qualification of Registrable Securities in any jurisdiction, (D) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (E) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and if either (D) or
                  (E) occurs, at the request of the Seller prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (vi) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of Purchaser is then listed, and to pay all fees and expenses in connection therewith; and

                  (vii) upon the transfer of shares by the Seller in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Seller or the underwriters.

         12.6 Indemnification.

         (a) Indemnification of Purchaser by Seller. Seller shall, if Registrable Securities held by or issuable to Seller are included in the securities as to which such registration or qualification is being effected, defend, indemnify and hold harmless Purchaser, each of its directors, officers and employees, and each underwriter (if any) and each person, if any, who controls Purchaser or any such underwriter within the meaning of the Securities Act, against and in respect of all claims, losses, damages, liabilities, penalties, costs and expenses, including reasonable attorneys' fees, and amounts paid in settlement arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to Purchaser by Seller in a signed document stating that such information is specifically for use therein or in the preparation thereof. Seller shall reimburse Purchaser, and each of such directors, officers, employees, persons or underwriters, for any legal or any other expenses incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees. The failure on the part of Seller to comply with applicable laws in effecting the sale or other disposition of such Registrable Securities shall also invoke Seller's indemnification as prescribed above. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of Purchaser, any such director, officer, employee, underwriters or controlling person and shall survive the transfer of such securities by such seller.

         (b) Limitation of Seller's Indemnification. Notwithstanding SECTION 12.6(A), the liability of Seller shall not exceed an amount equal to the proceeds realized by Seller from Registrable Securities sold as contemplated in this Agreement.

         (c) Indemnification of Seller by Purchaser. Purchaser shall defend, indemnify and hold harmless Seller and its direct and indirect parent corporations, subsidiaries and affiliates and their respective each of Seller's officers, directors, partners, members and employees, and each underwriter (if any) and each person, if any, who controls Seller or any such underwriter within the meaning of the Securities Act, with respect to any registration or qualification effected pursuant to this Agreement and in which Registrable Securities are included, against all claims, losses, damages, liabilities, penalties, costs and expenses, including reasonable attorneys' fees, and amounts paid in settlement arising out of or based on the following:

                  (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

                  (ii) any violation by Purchaser of any rule or regulation promulgated pursuant to any federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to Purchaser and relating to action or inaction required of Purchaser in connection with any such registration, qualification or compliance.

Purchaser shall reimburse Seller, each of Seller's officers, directors, partners, members and employees, and each person controlling Seller, for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees; provided, however, that Purchaser will not be liable thereto in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon and in conformity with written information furnished to Purchaser by Seller, in a signed document stating that such information is specifically for use therein or in the preparation thereof. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of Seller, or any such officer, director, partner, employee or controlling person, and shall survive any transfer by Seller of any of the Registrable Securities.

         (d) Method of Seeking Indemnification.

Each party seeking indemnification under this Agreement (an "Indemnitee") shall
(i) provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten
(10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

         (e) Indemnitee's Right to Defend a Suit or Claim If Indemnitor Fails or Refuses to Defend. If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld. However, any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

         (f) Payment of Judgment By Indemnitor. If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification under this SECTION 12.6, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately, upon such entry or attachment, pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall pay such judgment or discharge such lien before any Indemnitee is compelled to do so. The indemnification payments required pursuant to this SECTION 12.6 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

         Failure to Give Notice or Take Action Not A Waiver. The failure of any Indemnitee to give any notice or to take any action under this Agreement shall not be deemed a waiver of any of the rights of such Indemnitee under this Agreement, except to the extent that Indemnitor is actually prejudiced by such failure.

         12.7 Contribution to Indemnification Obligation.

         (a) Proportion of Contribution. If the indemnification provided for in
SECTION 12.6 from the Indemnitor is unavailable to an Indemnitee in respect of any losses, claims, damages, liabilities or expenses referred to in SECTION 12.7, the Indemnitor, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitor as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitor in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable consideration.

         (b) Relative Fault. The relative fault of an Indemnitor and Indemnitee shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnitor or Indemnitee, and the same relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an Indemnitee as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with any investigation or proceeding.

         (c) No Excessive Contribution. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this SECTION 12.7 were determined by pro rata allocation or by any other method of allocation which does not account for the equitable considerations referred to in SECTION 12.7(B) above. Notwithstanding the provisions of this SECTION 12.7, no Indemnitor shall be required to contribute any amount in excess of the total price at which the Shares of such Indemnitor were offered to the public.

         (d) No Contribution for Fraud. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         12.8 Information Provided by Seller in Connection with a Registration. In the event that Registrable Securities are included in any registration, Seller shall furnish in writing to Purchaser such information regarding Seller, the Registrable Securities held by Seller, the distribution proposed by Seller, as Purchaser may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Purchaser agrees to include in any such registration statement all information concerning Seller and its intended distribution of Registrable Securities as reasonably requested by Seller.

         12.9 Company Obligation to Keep Rule 144 Reporting Current. With a view to making available to Seller benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, Purchaser agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, or any successor provision thereto, at all times after the effective date that Purchaser becomes subject to the reporting requirements of the Exchange Act;

         (b) use its best efforts to file with the SEC, in a timely manner, all reports and other documents required of Purchaser under the Securities Act and the Exchange Act after the effective date that Purchaser becomes subject to the reporting requirements of the Exchange Act;

         (c) so long as Seller owns any Shares (or other securities of Purchaser), furnish to Seller forthwith upon its request:

                  (i) a written statement by Purchaser as to Purchaser's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act after the effective date that Purchaser becomes subject to the reporting requirements of the Exchange Act;

                  (ii) a copy of the most recent annual or quarterly report of Purchaser filed with the SEC, and such other reports and documents so filed by Purchaser as Seller may reasonably request; and

                  (iii) take any further action reasonably requested by Seller to enable Seller to sell its Registrable Securities without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

         13.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         13.3 Certain Definitions: The following capitalized terms used in this Agreement have the meaning set forth below for each:

                  Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, or (e) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Authority" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

                  "Claim" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

                  "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

                  "Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

                  "Material Adverse Effect" means any circumstances, state of facts or matters which might reasonably be expected to have an adverse effect in respect of the Assets or the Business resulting in a 10% or greater reduction in net sales or net worth of the Seller.

                  "Order" means any decree, judgment, award, order, injunction, rule, consent of or by an Authority.

                  "Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

                  "Regulation" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

         13.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

         If to Seller:

                  Adelstein Productions, Inc.
                  3200 W. Oakland Park  Blvd.
                  Lauderdale Lakes, FL 33311
                  Attention: Steve Adelstein
                  Fax No.  (954) 745-0078

         or to such other person or address as the Seller shall furnish by notice to the Purchaser in writing.

         If to the Purchaser:

                  Shutterport.com, Inc.
                  1515 N. Federal Highway
                  Suite 300
                  Boca Raton, FL 33431
                  Attention:  Martin Berns
                  Fax No. (561) 864-1065

         or to such other person or address as the Purchaser shall furnish by notice to the Seller in writing.

         13.5 Assignment and Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and its successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any Affiliate.

         13.6 Governing Law. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

         13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.9 Beneficiary. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of its successors and permitted assigns.

         13.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         13.11 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13.12 Expenses. Except as otherwise provided in this Agreement, the Purchaser shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Seller shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

         13.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


                                        SHUTTERPORT, INC.,
                                        a Florida corporation


                                        By:_______________________
                                           Martin Berns
                                           President.


                                        ADELSTEIN PRODUCTIONS. INC.,
                                        a Florida corporation


                                        By:__________________________
                                           Steve Adelstein, President

                              SCHEDULE 1.1 - ASSETS

                            SCHEDULE 3.5 - CONTRACTS

                            EXHIBIT A - BILL OF SALE

                                 EXHIBIT B -NOTE

                             SCHEDULE 3.5 CONTRACTS


         1. Nicholson - Muir Productions, Inc., dated 9/14/76;

         2. Asset Purchase Agreement, dated 8/14/97;

         3. Independent Agreement, dated 10/21/97;

         4. NBC Contract, dated 6/15/73;

         5. NBC Letter dated 10/8/98;10/27/98 VidKid to NBC;

         6. Memo from M. Berns dated 10/23/98;

         7. Original VidKid Settlement Agreement 9/10/98;

         8. Original VidKid Letter dated 3/9/00 (Payment in full);

         9. Agreement dated 2/11/98;

         10. VidKid Letter to Drury re: settlement;

         11. Decision filed 4/21/99;

         12. Copy of Mandate from District Court dated 5/7/99;

         13. Copy of Bill of Sale of HD to API dated 6/30/01;

         14. Copy of Consulting Agreement/China; and

         15. Copy of Agreement (Len Feldman).